As filed with the Securities and Exchange Commission on August 29, 2023

Registration No. 333-229412

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERITAS FARMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	90-1254190
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

401 E. Las Olas Boulevard, Suite 1400

Fort Lauderdale, FL 33301

(Address, including zip code, of Principal Executive Offices)

2017 Stock Incentive Plan

(Full title of the plan)

VCORP SERVICES, LLC

1200 South Pine Island Road

Plantation, FL 33324

888-528-2677

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Roxanne K. Beilly

Roxanne K. Beilly, P.A.

907 SE 7th Street

Fort Lauderdale, Florida 33301

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Veritas Farms, Inc. (formerly named Sansal Wellness Holdings, Inc.) (the “Registrant”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to terminate the offering and to withdraw and remove from registration, and deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 29, 2019, File No. 333-229412 (the “Registration Statement”), with respect to a total of 16,725,726 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), thereby initially registered for offer or sale pursuant to the Registrant’s 2017 Stock Incentive Plan (the “2017 Plan”), which 2017 Plan was succeeded by the Veritas Farms, Inc. 2023 Equity Incentive Plan adopted by the Registrant effective March 31, 2023, and the Registrant is no longer issuing securities under the 2017 Plan.

In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post-effective amendment, any of the securities which had been registered for issuance but remain unsold or unissued at the termination of the offering, the Registrant hereby terminates the effectiveness of the Registration Statement, and removes and withdraws from registration any and all such securities of the Registrant registered pursuant to the Registration Statement that remain unsold or unissued as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on August 29, 2023.

VERITAS FARMS, INC.

By:	/s/ Thomas E. Vickers
Thomas E. Vickers
Interim Chief Executive Officer and Interim President
(principal executive officer)

By:	/s/ Ramon A. Pino
Ramon A. Pino
Chief Financial Officer
(principal financial officer and principal accounting officer)

In accordance with the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the registrant and in the capacities indicated below and on August 29, 2023.

SIGNATURE

/s/ Thomas E. Vickers	Interim Chief Executive Officer, Interim President
Thomas E. Vickers	(principal executive officer) and Director

/s/ Ramon A Pino	Chief Financial Officer
Ramon A. Pino	(principal financial officer and principal accounting officer)

/s/ Kuno D. van der Post	Director
Kuno D. van der Post

/s/ Gary A. Shangold	Director
Gary A. Shangold

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